Exhibit 99.1

Contract for the Purchase and Sale of Real Property This Contract for the Purchase and Sale of real Property (this “Contract”) made as of the Effective Date (as hereinafter defined), by and between KANOY GRADING & LANDSCAPING, INC., a North Carolina corporation (hereinafter referred to as “Seller”), and BANK OF OAK RIDGE, a North Carolina state chartered bank (hereinafter referred to as “Purchaser”) (Seller and Purchaser together the “Parties”) and Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (hereinafter referred to as “Escrow Agent”).

WlTNESSETH:

In consideration of the mutual benefits and covenants herein contained, Purchaser agrees to buy, and Seller agrees to sell, all that tract or parcel of land containing 1.97 acres, more or less, lying and being in Guilford County, North Carolina, having the street address of 8050 Fogleman Road, Oak Ridge, North Carolina, and being more particularly depicted in Exhibit A attached hereto and hereby made a part hereof (hereinafter referred to as the “Property”), on the following terms and conditions:

I. Purchase Price. The purchase price of the Property shall be Eight Hundred Fifty Thousand and No/l00ths Dollars ($850,000.00) (the “purchase Price”) and shall be paid by Purchaser to Seller at Closing (as hereinafter defined) with Purchaser receiving a credit at Closing for the Earnest Money paid and held by Escrow Agent pursuant to Section II hereof.

II. Earnest Money. Within three (3) business days following the Effective Date, Purchaser shall pay to the Escrow Agent, as earnest money, Twenty Thousand and No/100ths Dollars ($20,000.00), and Escrow Agent agrees to hold and disburse the same as herein provided (the “Earnest Money”).

III. Conveyance. Seller agrees at the time of Closing to convey fee simple and Marketable Title (as defined below) to the Property and any improvements thereon to Purchaser or Purchaser’s designee by general warranty deed containing an accurate and complete metes and bounds description of the Property, the drafting of such accurate and complete metes and bounds description being Seller’s responsibility. Notwithstanding the foregoing obligation of Seller to convey fee simple to the Property and any improvements thereon, the parties acknowledge and agree that, prior to Closing, Seller shall demolish the existing single-family residential home located on the Property and shall remove the remnants and materials so demolished from the Property, leaving the Property in a clean, sightly and unimproved condition.

IV. Title Objections. Prior to the expiration of the Inspection Period (as hereinafter defined), Purchaser shall examine title to the Property and furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall have until Closing to satisfy all valid objections, and if Seller fails to satisfy such valid objections by Closing, then at the option of the Purchaser, Purchaser shall i) waive those objections noticed to Seller and proceed to Closing without any modification to die terms hereof; ii) in die event that an objection or objections can be satisfied or discharged through the payment of money, pay such sums of money to satisfy or discharge such objections and receive a credit against the Purchase Price at Closing; or iii) terminate this Contract, and this Contract shall be null and void. “Marketable Title” as used herein shall mean title which a title insurance company licensed to do business in the State of North Carolina will insure at its regular rates, subject only to standard exceptions. Notwithstanding that Purchaser may not furnish Seller with a written statement of objections affecting marketability of title to the Property within the time period set forth above, such failure by Purchaser to avail itself of the rights described in this Section IV shall not affect, modify or waive Seller’s obligation set forth in Section III to convey the Property to Purchaser via general warranty deed containing an accurate and complete metes and bounds description of the Property.

V. Inspection. For a period of sixty (60) days following the Effective Date (the “Inspection Period”), Purchaser, and Purchaser’s agents and representatives, at Purchaser’s expense and at reasonable times during

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normal business hours, shall have the right to enter upon the Property for the purpose of inspecting, examining and surveying the Property. Purchaser assumes all responsibility for Purchaser’s acts and the acts of Purchaser’s agents and representatives in exercising the rights provided under this paragraph and agrees to indemnify, defend and hold Seller harmless from and against any and all liability, damage, loss, cost and expense (including but not limited to attorney fees and expenses and costs of litigation) resulting therefrom. Until the final day of the Inspection Period, Purchaser shall be permitted to terminate this Contract for any reason or no reason and receive a refund of the Earnest Money. Upon written notice by Purchaser to Seller of such termination, the Parties shall have no further rights or obligations hereunder, except as set forth herein. The failure by Purchaser to exercise its right to terminate the Contract and receive a refund of the Earnest Money prior to the expiration of the Inspection Period shall constitute a full and complete waiver of such rights, and the Contract shall remain in full force and effect, to be performed by the Parties according to its terms.

VI. Representations of Seller.

Seller represents and warrants to Purchaser, which representations and warranties are effective on the date hereof, except as set forth herein, and, in all events, will be effective on the date of Closing, the following:

A. Title to Property. Seller is the owner of and has good and marketable fee simple title to the Property to be conveyed hereunder.

B. Zoning. Not later than Closing, the Property shall be zoned for Purchaser’s or its related entity’s intended use of the Property. Seller has no actual or constructive knowledge of, and has no reason to anticipate, any proposed change to the zoning classification with respect to the Property, except as the same may be obtained by Purchaser pursuant to its rights under this Contract.

C. Water and Sewer. Both water and sewer services are available to service the Property.

D. Status of Seller. Seller has the full power and authority to execute and deliver this Contract and all related documents and to carry out the transaction contemplated hereunder.

E. Environmental Representations. To the best of Seller’s knowledge, there are no hazardous materials as defined by federal, state or local laws on, about, under or within the Property, including but not limited to asbestos and petroleum products. While Seller has owned the Property, Seller has not placed hazardous materials as defined by federal, state or local laws on, about, under or within the Property, including but not limited to asbestos and petroleum products. Further, to the best of Seller’s knowledge, there are no underground petroleum product storage tanks or underground storage tanks of any type on the Property. Seller knows of no fact or circumstances that may give rise to any future civil, criminal or administrative proceedings relating to environmental matters regarding the Property.

F. Litigation and Condemnation. There is no action, suit or proceeding pending or known to be threatened against Seller or an affiliate affecting the Property, including without limitation condemnation proceedings or proceedings to widen or realign any street or highway adjacent to the Property.

G. No Special Assessments. Seller has no knowledge of any planned public improvements which may result in a special assessment to the Property.

H. No Leases. There are no leases affecting the Property.

I. Tax Classification of Seller. Seller is’ not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

J. No Mechanics’ Liens. At Closing there will be no unpaid bills or claims in connection with any repair of the Property by or on behalf of Seller that could result in the filing of a lien against the Property or any other impairment of Seller’s fee simple title to the Property.

K. Insolvency. No action has been instituted by or against Seller under any state or federal bankruptcy, insolvency, reorganization, arrangement, receivership, dissolution or liquidation laws, or for the appointment of any receiver, custodian, liquidator or trustee of or for Seller or any substantial part of its property; nor is any such action contemplated by Seller or, to Seller’s actual knowledge, threatened.

L. Noncontravention. The execution and delivery of, and the performance by Seller of its obligations under, this Contract do not and will not contravene, or constitute a default under, any provision of any covenants encumbering the Property, applicable law or regulation, Seller’s organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller, and Seller is duly-authorized to perform its obligations hereunder. There are no outstanding agreements (written or oral) pursuant to which Seller (or any predecessor to or representative of Seller) has agreed to sell or has granted an option to purchase the Property (or any part thereof).

M. Scope and Survival of Warranties. All warranties made by Seller hereunder shall survive the Closing and any investigations made by or on behalf of Purchaser.

VII. Conditions to Purchaser’s Obligation to Close.

Purchaser’s obligation to purchase the Property shall be subject to the fulfillment of the following conditions of Closing:

A. Zoning. Seller acknowledges that Purchaser or its related entity desires to use the Property for the construction and operation of a commercial and retail banking operation and agrees that Purchaser’s obligations under this Contract are expressly conditioned on Purchaser confirming that the present zoning designation of the Property permits such use or obtaining rezoning of the Property to a zoning designation which will permit such use. Seller agrees to cooperate in good faith with Purchaser in its efforts to have the Property rezoned including, without limitation, joining in the execution of all applications, attending hearings at which Seller’s attendance is required by any governmental authority or requested by Purchaser, and assisting in all other matters relating to achieving such zoning approvals.

B. Soil Test and Environmental Audit. Purchaser shall have performed soil analysis, topographical surveys, environmental audits and other studies necessary to determine that the soil on the Property will support the improvements contemplated by Purchaser, and that the Property contains no hazardous waste, hazardous substances or toxic pollutants, within the meaning of any applicable federal, state or local environmental laws or ordinances. Seller shall have no obligation to remediate any such condition unless applicable law otherwise expressly provides to the contrary. If Purchaser is not satisfied, for any reason whatsoever, with the results of any such analyses, surveys, audits or other studies, Purchaser may terminate this Contract prior to Closing, the Earnest Money shall be promptly refunded to Purchaser within five (5) days following Seller’s receipt of Purchaser’s notice of such termination, and the Parties shall have no further obligation to each other.

C. Property Taxes. Seller shall have caused the Property to be removed from deferment status (if in deferment status) with the Guilford County Tax Office and shall have paid all outstanding taxes due as of Closing.

D. Regulatory Approval. The Parties acknowledge and agree that Purchaser’s or its related entity’s intended use of the Property requires approval from certain North Carolina state and federal regulatory entities which regulate the operation of banking establishments in North Carolina and the United States as a whole. Consistent with that mutual recognition, the Parties further acknowledge and agree that Purchaser’s obligation to close the transaction contemplated hereby shall be conditioned on Purchaser successfully obtaining, prior to Closing and in Purchaser’s sole discretion, all necessary approvals, permits and authorizations required in order to construct, open and operate a commercial and retail banking establishment on the Property. Consistent with foregoing, if Purchaser shall not terminate this Contract pursuant to its rights granted under Section V hereof, then Purchaser shall diligently and in good faith pursue all such necessary approvals, permits and authorizations so required. If Purchaser shall be unsuccessful in obtaining all such necessary approvals, permits and authorizations or, in Purchaser’s sole discretion, Purchaser shall determine that success in such efforts is unlikely, Purchaser may terminate this Contract prior to Closing, the Earnest Money shall be promptly refunded to Purchaser within five (5) days following Seller’s receipt of Purchaser’s notice of such termination, and the Parties shall have no further obligation to each other.

E. Seller’s Representations and Warranties True at Closing. The representations and warranties of Seller contained in this Contract shall be true on and as of Closing in all materials respects as if such representations and warranties were made on and as of such date. Further, Seller’s liability to Purchaser for the truthfulness of such representations and warranties shave survive Closing.

F. No Material Adverse Change in Property. Except for the demolition contemplated by Section III hereof, which shall occur prior to Closing, this Contract is expressly contingent upon there being no material adverse change, unless otherwise approved by Purchaser, after the expiration of the Inspection Period and prior to Closing in the nature or condition of or circumstances affecting the Property, including, without limitation, any change in (a) the areas determined to be Flood Hazard Areas or designated wetlands areas; (b) availability and usability of utilities; (c) access; (d) governmental zoning ordinances; (e) costs or charges associated with plat approval; (f) restrictions and requirements affecting the ownership and development of the Property; or (g) municipality approval or fee structure. If any such change occurs prior to Closing, then Purchaser may elect to terminate this Contract by written notification to Seller at any time prior to Closing, notwithstanding any other provisions of this Contract, the Earnest Money shall be promptly refunded to Purchaser within five (5) days following Seller’s receipt of Purchaser’s notice of such termination, and the Parties shall have no further obligation to each other. If any state, county, city, or other governmental agency declares or effects any moratorium on the approval of subdivision plats or plans or the issuance of any permits required for the development of the Property, and, as a result of such moratorium, the state, county, city, or any other governmental agency will not approve subdivision plats or plans or issue any permit required for the development of the Property, then, in such event, the Inspection Period and Purchaser’s obligation to close hereunder shall abate. Upon the discontinuance of any such moratorium, the Inspection Period and Purchaser’s obligation to close hereunder shall resume as of that date and continue pursuant to the provisions of this Contract. If, however, such moratorium shall last longer than ninety (90) days, Purchaser or Seller shall have the right, but not the obligation, to terminate this Contract notwithstanding that the Inspection Period may have expired. In the event of such termination, the Earnest Money shall be refunded to Purchaser, and the Parties shall have no further obligation to each other.

G. Waiver. Purchaser may waive in writing the satisfaction of any of the conditions to Purchaser’s obligation to purchase the Property hereunder. Purchaser’s waiver of any such conditions shall not constitute a waiver of the remaining conditions and Purchaser’s obligation to purchase the Property shall remain subject to the fulfillment of the remaining conditions.

VIII. Brokers. Neither Seller nor Purchaser has used a broker or finder in procuring the transaction contemplated hereby, and each party mutually indemnifies and holds harmless the other from any claims for brokerage commissions or finder’s fees made by third parties claiming by, through or under Seller or Purchaser, respectively, and for any other alleged breach of the foregoing mutual representation.

IX. Closing. The purchase and sale hereunder shall be closed on or before the date which is thirty (30) days following the later of i) the expiration of the Inspection Period or ii) the date on which all of the conditions to Purchaser’s obligation to close contained in Section VII hereof have occurred, or, subject to Seller’s prior consent, on an earlier date and at the time and place designated by Purchaser by not less than ten (10) days’ written notice to Seller (the “Closing”). At the Closing each party shall execute and deliver all documents necessary to effect and complete the closing contemplated hereby. Seller shall pay its costs of preparing the general warranty deed with metes and bounds legal description contemplated by Section III hereof, including, without limitation, the costs of obtaining a boundary survey from which to derive such metes and bounds legal description, and the transfer tax on said deed. Purchaser shall pay all costs of recording. Ad valorem taxes on the Property for the year in which the purchase and sale hereunder is closed shall be prorated as of the date of Closing. In the event tax bills have not been issued for the year of Closing, taxes shall be prorated based on the previous year’s tax bill and shall be reprorated when the current year’s tax bill is available. Seller shall deliver possession of the Property to Purchaser at Closing.

X. Cancellation, Default and Earnest Money. In the event that Purchaser duly exercises any lawful right to cancel this Contract, then in such event Escrow Agent shall promptly return the Earnest Money to Purchaser, this Contract shall terminate and no party shall have any further rights, duties or liabilities hereunder, except as set forth to the contrary herein. In the event that the sale contemplated hereby is not consummated because of Seller’s inability, failure or refusal to perform any of Seller’s obligations hereunder, including, without limitation, Seller’s obligation to ensure the veracity of the warranties and representations made by Seller as of the date hereof and at Closing, then Purchaser shall receive a refund of the Earnest Money and shall have available to it all of the remedies available at law or in equity to enforce its rights hereunder, including, without limitation, its right to seek specific performance of this Contract. In the event that the sale contemplated hereby is not consummated because of Purchaser’s inability, failure or refusal to perform any of Purchaser’s obligations hereunder, then, as Seller’s sole and absolute remedy, Seller shall have the right to receive payment of the Earnest Money by Escrow Agent as Seller’s liquidated damages. The Earnest Money shall be deemed liquidated damages for Purchaser’s nonperformance as Seller’s sole remedy against Purchaser for Purchaser’s failure to purchase the Property, which sum shall be presumed to be a reasonable estimate of the amount of actual damages sustained by Seller because of Purchaser’s breach of its obligation to purchase the Property. From the nature of this transaction, it is impracticable and extremely difficult to fix the actual damages that Seller would sustain if Purchaser breaches such obligation. The impracticability and difficulty of fixing actual damages is caused by, without limitation, the uniqueness of the Property. Given the foregoing facts, among others, Purchaser and Seller agree that liquidated damages are particularly appropriate for this transaction and agree that such liquidated damages shall be paid in the event of Purchaser’s breach of its obligation to purchase the Property, despite any words or characterizations previously used or contained in this Contract implying any contrary intent. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. This paragraph shall survive Closing.

XI. Water and Sewer Facilities. Prior to Closing, Seller, at Seller’s expense, shall construct and install facilities on the Property sufficient, as determined by all applicable laws, ordinances and regulations, for i) the provision of drinking water to the Property and ii) the collection, management and disposal of sewer waste flowing over, under, through and from the Property (the “Water and Sewer Facilities”). Up to and following Closing, Seller shall have the obligation to maintain the Water and Sewer Facilities, with the costs and expenses divided equally among those persons utilizing such facilities. The Water and Sewer Facilities may serve other parcels of real property in addition to the Property provided that such service to other parcels of real property does not materially and adversely affect the provision of such services to the Property and further provided that the owners of any such other parcels of real property enter into written agreements, in a form approved in advance by Purchaser, documenting such usage and the division of the costs and expenses required to support and maintain the Water and Sewer Facilities among the various parcels of real property utilizing the same. In addition, any system for apportioning such costs and expenses created by Seller, Purchaser and third parties shall set forth that in all events such costs and expenses shall be limited to the reasonable, actual costs and expenses paid to third parties by Seller and required to maintain the Water Sewer Facilities. In addition to the written agreements which may be executed by third parties desiring to utilize the Water and Sewer Facilities, at or after Closing, Purchaser shall grant to Seller an easement for entry to and access over the Property so that Seller may perform its obligation to maintain the Water and Sewer Facilities pursuant to this Section XI.

XII. Notices. All notices or elections required or permitted by this Contract shall be in writing, signed by the party giving same and shall be given personally or by mailing the same, postage prepaid, United States certified or registered mail, addressed to the party intended to receive such notice at the address specified below, or at such other address as may be specified by any party by notice hereunder from time to time.

As to Seller:

Kanoy Grading & Landscaping, Inc.

2835 Oak Ridge Road

Oak Ridge, North Carolina 27310

As to Purchaser:

Bank of Oak Ridge

2211 Oak Ridge Road

Oak Ridge, North Carolina 27310

Attention: Ronald O. Black

Telephone Number: (336) 644-7719

Fax Number:(336) 644-8839

With Copy To:

Andrew T. Tripp

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

P.O. Box 1800

Raleigh, North Carolina 27602

To Escrow Agent:

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

P.O. Box 1800

Raleigh, North Carolina 27602

Attention: Andrew T. Tripp

Any such notice shall be deemed given when personally delivered or mailed as aforesaid.

XIII. Successors and Assigns. This Contract shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, successors, administrators, executors and assigns, but the interest of the Purchaser in this

Contract shall not be transferred or assigned without the prior written consent of Seller, which consent may be withheld for any reason or for no reason. Nothing in this Contract, express or implied, is intended to confer upon anyone other than those mentioned in this paragraph any rights or remedies under or by reason of this Contract.

XIV. Captions. Titles or captions of articles, paragraphs or sections contained in this Contract are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Contract or the intent of any provision hereof.

XV. Counterparts. This Contract may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

XVI. Entire Agreement. This Contract constitutes the sole and entire agreement between the Parties hereto and no modification of this Contract shall be binding unless attached hereto and signed by Seller and Purchaser. No representation, promise or inducement not included in this Contract shall be binding upon any party hereto.

XVII. Governing Law & Effective Date. This Contract shall be governed by the laws of the State of North Carolina. This Contract shall be effective on the date on which both Seller and Purchaser shall have affixed their respective signatures hereto (the “Effective Date”).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Contract under seal as of the Effective Date.

SELLER: PURCHASER:

Kanoy Grading & Landscaping, Inc., a North Carolina corporation

Bank of Oak Ridge, a North Carolina state chartered bank

s*——

By;

Name:

Its:

Date:

.

Date:

Name:

Its:

Date:

For Acknowledgment Purposes Only:

ESCROW AGENT:

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

By: Name: Andrew T. Tripp Its: Associate

EXHIBIT A

Legal Depiction of Property

N80°00'31"E 24.80'
N09°50'29"W 8.45'
LOT 2 PER P.B. 161 PG. 9
PORTION OF LOT 3 PER P.B. 161 PG. 9
EX. GRAVEL DRIVE
EX. BLDG.
EX. FENCELINE
REMAINDER OF LOT 3 PER P.B. 161 PG. 9
SEPTIC FIELD
EX. BLDG.
BIOCELL
FOGLEMAN ROAD ~ NCSR 2129
60' PUBLIC R/W
(PAVED 15'± EP-EP)

-INFORMATION SHOWN HEREON IS PRELIMINARY-
-BOUNDARY INFORMATION WAS TAKEN FROM P.B. 161 PG. 91-

LOT 1 SITE DATA:
TOTAL AREA: 1.96 ACRES
D.B. 6290 PG. 1010
TAX MAP NO.:1-54-1101-45
PROPERTY ADDRESS: FOGLEMAN ROAD
PARKING REQUIRED: 75
PARKING PROVIDED: 77 SPACES
WATERSHED: GREENSBORO WS III

Fleming Engineering, Inc.

96.14'
N54°57'48"E
PORTION OF LOT 3
PER P.B. 161 PG. 9
85,350 sq. ft.
1.96 acres
N35°02'12"W
145.20'
S03°02'18"E
281.44'
LOT 2 PER
.B. 161 PG. 9
N02°13'06"W
115.20'
S87°46'54"W
232.07'
FOGLEMAN ROAD ~ NCSR 2129
60' PUBLIC R/W